UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2010

PAETEC Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52486	20-5339741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York		14450
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (585) 340-2500

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 13, 2010, PAETEC Holding Corp. (“PAETEC”) and Cavalier Telephone Corporation (“Cavalier”) issued a joint press release announcing that PAETEC, Cairo Acquisition Corp., an indirect, wholly owned subsidiary of PAETEC (“Merger Sub”), Cavalier, and M/C Venture Partners V, L.P., as representative of Cavalier’s stockholders, entered into an Agreement and Plan of Merger, pursuant to which and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Cavalier (the “Merger”), with Cavalier surviving the Merger as an indirect, wholly owned subsidiary of PAETEC. A copy of the joint press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 by reference.

The information furnished in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following document is herewith furnished as an exhibit to this report:

Exhibit No.	Exhibit

99.1	Joint Press Release of PAETEC Holding Corp. and Cavalier Telephone Corporation, dated September 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC HOLDING CORP.

By:	/s/ Mary K. O’Connell
Name:	Mary K. O’Connell
Title:	Senior Vice President and General Counsel

Dated: September 13, 2010

Exhibit Index

Exhibit No.	Exhibit

99.1	Joint Press Release of PAETEC Holding Corp. and Cavalier Telephone Corporation, dated September 13, 2010.